UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                   Media Relations:  Katherine Potter, Ext. 1168
                                    Investor Relations:  Rick Barraza, Ext. 1125


              Calpine to Sell Canadian Gas Assets for $625 Million

     (SAN JOSE, Calif.) /PR Newswire - First Call/ Aug. 16, 2004 - Calpine Corporation [NYSE:CPN] has entered into an agreement to sell all of its Canadian natural gas reserves and petroleum assets to PrimeWest Energy Trust (PrimeWest) for a total purchase price of $Cdn825 million, or approximately $US625 million, less adjustments to reflect a July 1, 2004 effective date. These assets currently represent approximately 221 billion cubic feet equivalent (bcfe) of proved reserves, producing approximately 61 million cubic feet equivalent of net gas per day (mmcfed). Also included in this sale is Calpine's 25 percent interest in approximately 80 bcfe of proved reserves (net of royalties) and 32 net mmcfed owned by the Calpine Natural Gas Trust. Calpine expects to close the sale in early September 2004, pending regulatory approval and other conditions of closing.

     "This is an excellent opportunity for Calpine to capture significant value for our natural gas assets during attractive market conditions," stated Calpine Chief Financial Officer Bob Kelly. "And it puts us well on our way toward achieving our goal of having $3 billion of cash and liquidity on hand by year-end."

     Net proceeds from this sale will be used to repay the amount outstanding under the existing $500 million first lien indebtedness, with remaining proceeds to be used in accordance with the asset sale provisions of Calpine's existing bond indentures. Following the repayment of its existing first lien indebtedness, Calpine expects to issue up to approximately $700 million of new first lien debt. Calpine retained Waterous & Co. as its advisor for the sale.

     Calpine Corporation, celebrating its 20th year in power, is a leading North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. The company is listed on the S&P 500 and was named FORTUNE's 2004 Most Admired Energy Company. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (ii) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date: August 17, 2004